EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to the Registration Statement (No. 333-130617) on Form SB-2 of Technest Holdings, Inc. and subsidiaries (the "Registration Statement"), of our report dated April 13, 2006 relating to our audits of E-OIR Technologies, Inc., appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts".

/s/ Wolf & Company, P.C.
WOLF & COMPANY, P.C.
BOSTON, MASSACHUSETTS
May 24, 2006